UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2008

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Sonterra Blvd. San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 22, 2008, we entered into a senior secured note in the principal amount of $1,000,000 (the “Additional Note”) payable to The Longview Fund, L.P. (“Longview”), pursuant to the terms of a Securities Exchange and Additional Note Purchase Agreement (the “Securities Exchange Agreement”) that we entered into with Longview on August 3, 2007. The Additional Note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter. The Additional Note is secured by a first-priority blanket lien on substantially all of our assets and the assets of our subsidiaries. Under the terms of the Securities Exchange Agreement, we previously issued to Longview a senior secured note in the principal amount of $2,000,000 (the “Initial Note”), which has the same terms as the Additional Note.

Subject to various conditions set forth in the Securities Exchange Agreement, we have the right in our discretion to require Longview to purchase additional notes in the principal amount of up to $2,000,000 per fiscal quarter, up to an aggregate principal amount which, when added to the initial principal amount of the Initial Note and the Additional Note, may not exceed an aggregate of $10,000,000 in principal amount of senior secured notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Item

10.1	Senior Secured Note, dated May 22, 2008, between Sonterra Resources, Inc. and The Longview Fund, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTERRA RESOURCES, INC.

By	/s/ Sherry L. Spurlock
Sherry L. Spurlock Chief Financial Officer
Date: May 29, 2008

INDEX TO EXHIBITS

Exhibit No.	Item

10.1	Senior Secured Note, dated May 22, 2008, between Sonterra Resources, Inc. and The Longview Fund, L.P.